                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Pollo Tropical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              POLLO TROPICAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1997

To the Shareholders of Pollo Tropical, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Pollo Tropical, Inc., a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, May 22, 1997, at the Dadeland Marriott Hotel, 9090 South Dadeland Boulevard, Miami, Florida, for the following purposes:

          (1) To elect three members to the Company's Board of Directors to hold office until the 2000 Annual Meeting or until their successors are duly elected and qualified;

          (2) To ratify the reappointment of Arthur Andersen LLP as the Company's independent public accountants; and

          (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                    By Order of the Board of Directors,

                                    /s/ Stuart I. Harris
                                    ---------------------------
                                    Stuart I. Harris
                                    Secretary

Miami, Florida
April 28, 1997

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE ENCOURAGED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON AT THE MEETING.

                       1997 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              POLLO TROPICAL, INC.

                                 PROXY STATEMENT

                     TIME, DATE AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pollo Tropical, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., local time, on Thursday, May 22, 1997, at the Dadeland Marriott Hotel, 9090 South Dadeland Boulevard, Miami, Florida, and at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 28, 1997. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders for the fiscal year ended December 29, 1996 (the "1996 Annual Report") which accompanies this Proxy Statement. The Company's principal executive offices are located at 7300 N. Kendall Drive, 8th Floor, Miami, Florida 33156, and its telephone number is (305) 670-7696.


                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

     (1) To elect three members to the Company's Board of Directors to hold office until the 2000 Annual Meeting or until their successors are duly elected and qualified;

     (2) To ratify the reappointment of Arthur Andersen LLP as the Company's independent public accountants; and

     (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below, and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification(s) so made.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 31, 1997 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 8,133,799 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of (i) the proposal to ratify the reappointment of Arthur Andersen LLP as the Company's independent public accountants for 1997, and (ii) any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                          BENEFICIAL SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation--Summary Compensation Table"), (ii) each director of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each holder of five percent (5%) or more of the Company's outstanding shares of Common Stock. The Company is not aware of any beneficial owner of more than five percent of the outstanding shares of Common Stock other than as set forth in the following table.

                                                        AMOUNT
                                                      AND NATURE          PERCENT OF
                                                     OF BENEFICIAL        OUTSTANDING
NAME OF BENEFICIAL OWNER(1)                           OWNERSHIP(2)          SHARES
---------------------------                          -------------        -----------
Larry J. and Molly Harris(3)                           1,262,681             15.5%
Stuart I. and Mary Harris(4)                           1,326,762             16.3%
Nicholas A. Castaldo(5)                                    1,000                *
William Carl Drew(6)                                      29,000                *
Glenn Rozansky(7)                                        152,402              1.9%
Lazaro Garcia(8)                                             -0-              -0-
Ronald L. Miller(9)                                       85,263              1.0%
Craig M. Nash(10)                                         21,500                *
Alan Vituli(11)                                           18,000                *
Clayton E. Wilhite(12)                                       -0-              -0-
All directors and executive officers as a group
  (11 persons)                                         2,905,375             35.7%

Dimensional Fund Advisors Inc. (13)
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA  90401                                469,100              5.8%

----------

 *   Less than 1%

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Pollo Tropical, Inc., 7300 North Kendall Drive, 8th Floor, Miami, Florida 33156.

(2) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares indicated. Except as noted below, the number of shares indicated includes shares of Common Stock subject to stock options granted pursuant to the Company's 1993 Stock Option Plan, the Company's 1995 Stock

     Option Plan and the Company's 1995 Directors' Stock Option Plan that are presently exercisable or exercisable within 60 days.

(3) The number of shares indicated (i) excludes 270,918 shares of Common Stock held in trust for the benefit of Larry and Molly Harris's children, with respect to which Mr. and Mrs. Harris disclaim beneficial ownership, and
     (ii) includes 80,025 shares of Common Stock issuable to Mr. Harris upon exercise of presently exercisable options.

(4) The number of shares indicated (i) excludes 210,879 shares of Common Stock held in trust for the benefit of Stuart and Mary Harris's children, with respect to which Dr. and Mrs. Harris disclaim beneficial ownership, (ii) includes 1,248,442 shares of Common Stock owned by Harris Family Investments, Ltd., a family limited partnership of which Harris Family Investments, Inc. is the sole general partner and 24,970 shares of Common Stock owned by Harris Family Investments, Inc. Because of its power to vote, control and dispose of such shares, Harris Family Investments, Inc. may be deemed to be the beneficial owner of such shares. Dr. and Mrs. Harris are the only shareholders, directors and officers of Harris Family Investments, Inc. and therefore may be deemed to be the beneficial owners of all of such shares beneficially owned by Harris Family Investments, Inc., and (iii) includes 53,350 shares of Common Stock issuable upon exercise of presently exercisable options.

(5) The number of shares indicated (i) excludes 25,000 shares of restricted Common Stock awarded to Mr. Castaldo pursuant to the Company's 1995 Restricted Stock Award Plan, which vest over three years commencing September 30, 1998, (ii) includes 1,000 shares owned directly by Mr. Castaldo, and (iii) excludes 200,000 shares of Common Stock issuable pursuant to stock options granted to Mr. Castaldo which become exercisable over four years, commencing September 30, 1997.

(6) The number of shares indicated includes (i) 25,000 shares owned directly, and (ii) 4,000 shares of Common Stock issuable pursuant to stock options granted Mr. Drew which became exercisable over four years, commencing April 15, 1997.

(7) The number of shares indicated includes 42,166 shares issuable upon exercise of presently exercisable options held by Mr. Rozansky.

(8)  Mr. Garcia resigned as of October 1996 from all positions with the Company.

(9)  The number of shares indicated includes (i) 2,000 shares owned directly,
     (ii) 10,000 shares owned by Sheila Miller, his wife, (iii) 55,263 shares issuable upon exercise of presently exercisable options held by Miller Advisory Corp., of which Mr. Miller is the sole shareholder, and (iv) 18,000 shares issuable upon exercise of presently exercisable options held by Mr. Miller.

(10) The number of shares indicated includes (i) 18,000 shares issuable upon exercise of presently exercisable options, (ii) 1,500 shares owned directly, and (iii) 2,000 shares owned by his wife.

(11) The number of shares indicated includes 18,000 shares issuable upon the exercise of presently exercisable options.

(12) The number of shares indicated excludes 15,000 shares of Common Stock awarded to Mr. Wilhite pursuant to the Company's 1995 Directors' Stock Option Plan which become exercisable over three years, commencing August 12, 1997.

(13) The number of shares indicated includes (i) 359,800 shares owned directly,
     (ii) 69,300 shares owned by DFA Investment Dimensions Group Inc., and (iii) 40,000 shares owned by The DFA Investment Trust Company, as set forth in the Schedule 13G delivered to the Company in February 1997, and not independently verified.

                         ELECTION OF DIRECTORS; NOMINEES

     The Company's Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall not be less than three nor more than 15, as determined in the manner provided by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed at seven the number of directors that constitutes the Board. The Board appointed Clayton E. Wilhite to fill the vacancy on the Board. Pursuant to the Company's Bylaws and Florida corporate law, newly appointed directors, appointed to fill a vacancy on the Board, shall be elected at the next annual meeting of shareholders. Therefore, Mr. Wilhite will be nominated to the Board of Directors at the Annual Meeting.

     Messrs. Stuart I. Harris, Ronald L. Miller and Clayton E. Wilhite have been nominated by the Company to be reelected as directors at the Annual Meeting, and proxies will be voted for Messrs. Harris, Miller and Wilhite absent contrary instructions. Each of the nominees for election as a director of the Company is a current member of the Board of Directors. Mr. Harris has served as a director of the Company since its inception in 1988. Mr. Miller has served as a director of the Company since November 1993, when the Company completed its initial public offering. Mr. Wilhite has served as a director of the Company since August 1996, when he was appointed by the Board to fill a director vacancy. The Board of Directors has no reason to believe that any of the nominees will refuse or be unable to accept election; however, in the event that a nominee is unwilling or unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not specifically direct otherwise will be voted for the remaining nominee, if any, and for such other person(s) as may be designated by the Board of Directors.

     The Company's Articles provide that the Board of Directors be divided into three classes. Each class of directors serves staggered three-year terms or until their successors are elected and qualified. Accordingly, Messrs. Stuart I. Harris, Ronald L. Miller and Clayton E. Wilhite, if reelected, will hold office until the annual meeting of shareholders to be held in 2000. Messrs. Alan Vituli and Craig M. Nash will hold office until the 1998 annual meeting and Messrs. Larry J. Harris and Nicholas A. Castaldo will hold office until the 1999 annual meeting.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:

NAME                        AGE                 POSITION WITH COMPANY
----                        ---                 ---------------------
Larry J. Harris              36       Chairman and Chief Executive Officer
Stuart I. Harris             43       Vice Chairman and Secretary
Nicholas A. Castaldo         45       President, Chief Operating Officer and Director
William C. Drew              37       Vice President, Chief Financial Officer
William Walton               59       Vice President, Operations
Glenn Rozansky               39       Vice President, Real Estate and Development
Ronald L. Miller             53       Director
Craig M. Nash                43       Director
Alan Vituli                  55       Director
Clayton E. Wilhite           51       Director

     Larry J. Harris co-founded the Company in 1988 and has served as the Chairman and Chief Executive Officer since the Company's inception (and as the President from the Company's inception through September 1995). From 1982 to 1989, Mr. Harris was an officer and director of Food Spot Corporation ("Food Spot"), a privately-held corporation which operates a convenience store chain in South Florida and is controlled by members of Mr. Harris's family. Mr. Harris continues to serve as a director of Food Spot. Mr. Harris is a graduate of the Florida International University School of Hospitality Management.

     Stuart I. Harris, M.D., Ph.D. co-founded the Company in 1988 and has served as an officer and director since that time. Since 1995, Dr. Harris has been President of Seaview Research, Inc., a medical research company. From 1989 to 1995, Dr. Harris was employed by South Florida Bioavailability Clinic, Inc. where he served as Medical Director. From 1988 to 1989, Dr. Harris was an Assistant Professor of Medicine at the University of Miami School of Medicine and from 1984 to 1988, he was a Medical Staff Fellow at the National Heart, Lung and Blood Institute of the National Institutes of Health. Dr. Harris, who is the brother of Larry J. Harris, also serves as a director of Food Spot.

     Nicholas A. Castaldo has been the Company's President since October 1995 and the Company's Chief Operating Officer since November 1, 1996. He was elected to the Board of Directors at the Company's prior meeting of shareholders in May 1996. Prior to joining the Company and since August 1993, he was employed as Vice President of Marketing of Denny's Inc. From 1986 to 1993, Mr. Castaldo was employed by S & A Restaurant Corp., which includes the Steak & Ale and Bennigan's restaurant chains, and ultimately served as Senior Vice President of Marketing and Business Development. Mr. Castaldo's career spans 20 years and includes management positions at Burger King, Citicorp, and Clairol Inc. He is a graduate of St. Johns University and Harvard University's Graduate School of Business.

     William C. Drew has been the Company's Vice President and Chief Financial Officer since April 1996. Prior to joining the Company, Mr. Drew served, in 1995, as Chief Financial Officer for G. Neil Companies, a direct marketing company of products for human resource professionals. From 1990 through 1994, Mr. Drew was Chief Financial Officer of Theater Acquisition Company, an international circuit of movie theaters. From 1988 to 1990 Mr. Drew was Chief Financial Officer for G.L. Homes, a real estate developer and from 1983 to 1988 Mr. Drew was employed with Ernst & Young, LLP as an audit manager. Mr. Drew is a CPA and graduate of the University of South Florida.

     William Walton has been the Company's Vice President, Operations since November 1996. Prior to that and since 1992 he was the Company's Director of Training and then the Director of Human Resources, Quality Assurance and Personnel. From 1986 to 1992 Mr. Walton served with Marriott Corporation as Area Manager for Wag's Restaurants and Director of Conversions for their restaurant division.

     Glenn Rozansky has been Vice President, Real Estate and Development since 1992. From 1986 until joining the Company, Mr. Rozansky served as Vice President of Rozansky Development Company, a real estate company which developed retail and other commercial properties. From 1981 to 1986, Mr. Rozansky was Project Manager at Rozansky and Kay Construction Company. Mr. Rozansky is a graduate of Vanderbilt University.

     Ronald L. Miller has been a director of the Company since November 1993. Mr. Miller has been President of Miller Advisory Corp., a firm specializing in mergers and acquisitions and the private placement of capital, since October 1989. From 1977 to 1989, Mr. Miller was Senior Vice President--Corporate
Finance of Raymond James and Associates, Inc., an investment banking firm, and ultimately served as head of its Corporate Finance Department. Mr. Miller is Chairman of the Board of Directors of Provider Solutions, Inc., a computer software company serving the home healthcare industry, hospitals and nursing homes. Mr. Miller is also a member of the Board of Directors of Boca Raton Capital Corp., an investment banking firm. Miller Advisory Corp. has served as an advisor to the Company since March 1993.

     Craig M. Nash has been a director of the Company since November 1993. Mr. Nash is President and Chief Executive Officer of Interval International, Inc. ("Interval"). He has been associated with Interval since 1978. Interval is in the resort and travel business and is a subsidiary of CUC International, a New York Stock Exchange listed company. Mr. Nash is also an attorney and has been an active participant in the legislative and regulatory concerns of the American Resort Development Association ("ARDA") for over a decade. Mr. Nash serves as a member of the Board of Directors, as well as a member of the Executive Committee, of ARDA.

     Alan Vituli has been a director of the Company since November 1993. Since 1986, Mr. Vituli has been Chairman and Chief Executive Officer of Carrols Corporation, an owner and operator of franchised Burger King restaurants. From 1983 to 1985, Mr. Vituli was a managing director of Smith Barney, Harris Upham responsible for certain types of nonconventional financings. From 1973 to 1983, he was a partner with Coopers & Lybrand in New York City.

     Clayton E. Wilhite has been a director of the Company since August 1996. Mr. Wilhite has been Chairman of Thurloe Holdings, L.L.C., a firm that invests in marketing-driven and consumer-focussed retail business with multi-unit outlet operations or the potential thereof, since it was founded in August 1996. He has over 25 years of experience in the advertising industry, both domestically and abroad, and presently serves a marketing consultant to new ventures. From August 1988 to July 1996, Mr. Wilhite served as President and Vice Chairman of North American operations of the international advertising agency, D'Arcy Masius Benton & Bowles. Mr. Wilhite earned his B.A. in Political Science and his M.B.A. from the University of Michigan.

     The Company's Articles provide that the Board of Directors be divided into three classes. Each class of directors serves staggered three-year terms or until their successors are elected and qualified. Accordingly, Messrs. Stuart I. Harris, Ronald L. Miller and Clayton E. Wilhite, if reelected, will hold office until the annual meeting of shareholders to be held in 2000. Messrs. Alan Vituli and Craig M. Nash will hold office until the 1998 annual meeting and Messrs. Larry J. Harris and Nicholas A. Castaldo will hold office until the 1999 annual meeting.

     Lazaro Garcia served as the Company's Vice President, Chief Operations Officer during the Company's fiscal year ended December 29, 1996 (the "1996 fiscal year"). As of October 1996, Mr. Garcia resigned from all positions with the Company.

EMPLOYMENT AGREEMENTS

     In September 1995, the Company entered into an employment agreement with Nicholas A. Castaldo to serve as the Company's President. The agreement is for an initial term expiring on September 30, 1998. It may be extended by the Company for an additional two-year term expiring on September 30, 2000. Pursuant to the agreement, Mr. Castaldo received a base annual salary at the rate of $250,000 through 1996. Mr. Castaldo is eligible for bonuses of up to 40% of his base salary based upon the achievement of certain individual and corporate performance standards. Mr. Castaldo also received (i) 200,000 stock options with an exercise price of $4.50 per share, which options vest over four years commencing September 30, 1997, and (ii) 25,000 shares of restricted stock, which vest over three years commencing September 30, 1998. Additionally, he receives a monthly car allowance. Mr.

Castaldo has also agreed not to compete with the Company during his employment with the Company and for a period of two years following his termination of employment with the Company.

     Nicholas A. Castaldo's employment agreement provides that so long as he is employed by the Company and is in compliance with his agreement, the Board of Directors will take all action necessary to nominate him to serve as a director of the Company. He was elected to the Board of Directors at the last meeting of Shareholders in May 1996. There are no other arrangements or understandings with the Company with respect to the selection of officers or directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the 1996 fiscal year, the Company's Board of Directors held five formal meetings and took a number of other actions by written consent. During the 1996 fiscal year, no director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, or (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

     The Board of Directors has an Audit Committee, an Executive Committee, a Strategic Planning Committee and a Compensation Committee. The Board does not have a nominating or similar committee.

     Messrs. Vituli and Miller are the current members of the Audit Committee, which held two meetings during the 1996 fiscal year. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment and termination of the Company's independent public accountants, (b) reviewing the plan, scope and results of independent audits,
(c) reviewing the Company's significant accounting policies and internal controls, and (d) reporting its recommendations and findings to the full Board of Directors.

     Messrs. L. Harris, Castaldo and Miller are the current members of the Executive Committee and Messrs. L. Harris, Castaldo, Wilhite and S. Harris are the current members of the Strategic Planning Committee. The Executive Committee oversees the implementation by management of the annual operating plan. The Strategic Planning Committee is responsible for overseeing management's development and implementation of the Company's strategic development plans. The Executive Committee and the Strategic Planning Committee met four and three times, respectively, during the 1996 fiscal year.

     Messrs. Vituli and Nash are the current members of the Compensation Committee, which held four meetings during the 1996 fiscal year. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's stock option and stock plans.

DIRECTOR COMPENSATION

     The Company pays each director who is not an employee of the Company an annual retainer of $12,500 plus (a) $1,000 for each Board of Directors meeting, or separately held committee meeting, attended in person and (b) $500 for each Board of Directors, or separately held committee meeting, in which directors participate by telephone conference call. The Company reimburses all directors for expenses incurred in connection with their services as directors. In addition, each director who is not an employee of the Company generally receives options to purchase 15,000 shares of Common Stock (which vest equally over three years) in connection with his initial election to the Board of Directors and options to purchase an additional 3,000 shares (which vest equally over three years) for each year of service thereafter under the Company's 1995 Directors' Stock Option Plan (the "1995 Directors' Plan").

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the aggregate compensation paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus was $100,000 or more (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers") with respect to the fiscal year ended December 29, 1996:

                                                                   ANNUAL                             LONG TERM
                                                               COMPENSATION (1)                      COMPENSATION
                                                               ----------------                      ------------
                                                                                                                NUMBER
                                                 FISCAL                                      RESTRICTED       OF OPTIONS
   NAME AND PRINCIPAL POSITION                    YEAR        SALARY          BONUS         STOCK AWARD         GRANTED
   ---------------------------                   ------       ------          -----         -----------       ----------
Larry J. Harris                                   1996       $250,000        $   -0-                                 -0-

Chairman of the Board                             1995       $250,000        $   -0-                                 -0-

and Chief Executive Officer                       1994       $250,000        $   -0-                                 -0-


Nicholas A. Castaldo                              1996       $250,000        $50,000                                 -0-

President, Chief Operating                        1995       $ 62,500        $   -0-        $112,500(2)          200,000

Officer and Director


William Carl Drew                                 1996       $ 87,000        $15,000                              30,000

Vice President, Chief Financial Officer


Glenn Rozansky                                    1996       $135,000        $   -0-                                 -0-

Vice President, Real Estate and                   1995       $135,000        $   -0-                               5,000

Development                                       1994       $125,500        $   -0-                                 -0-


Lazaro Garcia                                     1996       $104,000        $   -0-                                 -0-

Vice President, Chief Operations                  1995       $135,000        $   -0-                               7,500

Officer(3)                                        1994       $125,000        $10,500                                 -0-

----------

(1) The columns for "Other Annual Compensation" and "All Other Compensation" have been omitted because there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than the lesser of $50,000 or 10% of the total of annual salary and bonus of such officer.

(2) At December 29, 1996, the number and value of restricted stock holdings was 25,000 shares and $65,625, respectively.

(3)  Mr. Garcia resigned as of October 1996 from all positions with the Company.

     Stuart I. Harris received compensation of $84,000 during the year ended December 29, 1996, in connection with services rendered in his capacity as Vice Chairman and Secretary of the Company.

OPTION GRANTS TABLE

     The following table sets forth certain information concerning options granted during the 1996 fiscal year to the Named Executive Officers.


                                                                                           Potential Realizable Value
                        Number of        Percent of                                          at Assumed Annual Rates
                       Securities       Total Options                                      of Stock Price Appreciation
                       underlying          Granted         Exercise                             For Option Term
                         options        to Employees        Price         Expiration      -----------------------------
      Name             Granted (#)     in Fiscal Year       ($/SH)           Date          5% ($)             10% ($)
-----------------      -----------     --------------      --------       -----------     --------           ----------
William Carl Drew         30,000             22%             $4.50          4/15/05       $ 63,000           $ 166,000



OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information concerning options exercised during the 1996 fiscal year and unexercised stock options held in each case by the Named Executive Officers as of the end of the 1996 fiscal year.

                                                                                                 VALUE OF
                                                                           NUMBER OF            UNEXERCISED
                                                                          UNEXERCISED          IN-THE-MONEY
                                    NUMBER OF                           OPTIONS AT 1996       OPTIONS AT 1996
                                     SHARES                             FISCAL YEAR-END       FISCAL YEAR-END
                                   ACQUIRED ON         VALUE            EXERCISABLE(E)        EXERCISABLE(E)
NAME                                EXERCISE         REALIZED          UNEXERCISABLE(U)      UNEXERCISABLE(U)
----                                --------         --------          ----------------      ----------------
Larry J. Harris                         -0-          $    -0-             80,025(E)            $     -0-(E)
                                                                             -0-(U)                  -0-(U)

Nicholas A. Castaldo                    -0-               -0-                -0-(E)                  -0-(E)
                                                                         200,000(U)                  -0-(U)

William C. Drew                         -0-               -0-                -0-(E)                  -0-(E)
                                                                          30,000(U)                  -0-(U)

Lazaro Garcia (1)                    39,963           128,581             24,000(E)               21,015(E)
                                                                             -0-(U)                  -0-(U)

Glenn Rozansky                       51,887           166,870             42,666(E)               60,710(E)
                                                                           3,334(U)                  -0-(U)

(1)  Mr. Garcia resigned as of October 1996 from all positions with the Company.


STOCK OPTION AND STOCK AWARD PLANS

     In June 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"). Under the 1995 Plan, 500,000 shares of Common Stock are reserved for issuance upon exercise of options. The Plan is designed to serve as an incentive for retaining qualified and competent employees.

     In June 1995, the Company adopted the 1995 Bonus/Fee Stock Option Plan (the "1995 Bonus Plan"). Under the 1995 Bonus Plan, 500,000 shares of Common Stock are reserved for issuance upon exercise of options. The 1995 Bonus Plan allows certain eligible employees and directors who receive either a cash bonus or a director's fee of $2,500 or more to elect to receive stock options instead of receiving cash to which they are entitled (the "Deferred Cash"). The per share exercise price of the options granted pursuant to the 1995 Bonus Plan would be equal to 50% of the fair market value of the Common Stock on the day the option is granted. The number of shares of Common Stock covered by the option would be calculated by doubling the number of shares that could be purchased at fair market value with the Deferred Cash so that the "in-the-money" value of the option equals the Deferred Cash. No options have been granted pursuant to the 1995 Bonus Plan.

     In November 1995, the Company adopted the 1995 Directors' Stock Option Plan (the "1995 Directors' Plan"). Under the 1995 Directors' Plan, 200,000 shares of Common Stock are reserved for issuance upon exercise of options. Upon election as a member of the Board, each Director receives an option to purchase 15,000 shares of Common Stock, and an additional option to purchase 3,000 shares of Common Stock is granted on each annual meeting date under certain conditions. All stock options granted pursuant to the 1995 Directors' Plan become exercisable in one-third increments over a three year period, so long as the optionee is a Director on the relevant exercise date.

     In November 1995, the Company adopted the 1995 Restricted Stock Award Plan (the "1995 Restricted Plan"). Under the 1995 Restricted Plan, not less than 100,000 shares of Common Stock are reserved for award and issuance, generally at no cost to the employee. In November 1995, the Company awarded 25,000 shares of Common Stock to its President pursuant to the 1995 Restricted Plan. These shares vest as to 20% in September 1998, 30% in September 1999 and 50% in September 2000. The Company recorded deferred compensation of $112,500 on the date of grant based on the quoted market value of the Common Stock. Deferred compensation is being amortized to expense ratably over the restricted period, and is included in the accompanying consolidated financial statements.

     Generally, the stock options granted pursuant to the Company's 1993 Stock Option Plan, the 1995 Plan and the 1995 Bonus Plan vest in increments of 33% per year over a three year period on the yearly anniversary of the grant and have a term of ten years from the date of grant.

LONG-TERM INCENTIVE AND PENSION PLAN

     The Company has no long-term incentive or pension plans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

     The three principal components of compensation the Company provides to its executive officers are salary, bonus and stock (in the form of options or restricted stock). These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting, motivating and retaining competent and highly qualified management in a competitive environment, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short- and long-term accomplishments, and (iv) aligning management compensation with the achievement of the Company's goals and performance objectives, including earnings growth.

     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. This alignment is amplified by the extensive holdings by management of Company Common Stock and stock options. Base salaries for new management personnel are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual bonuses are determined and awarded by evaluating the performance of the executive officer, the performance of the Company (and the executive officer's contribution to such performance), the competitive marketplace, compliance with specific requirements in employment agreements and the responsibilities assumed by the executive officer consistent with the policies enumerated herein.

     The Compensation Committee has reviewed the Company's existing management compensation programs and has consulted with the Company's Chairman and Chief Executive Officer to evaluate the Company's current compensation programs and agrees that they fit with the philosophy of the Compensation Committee. The Compensation Committee has undertaken a study with senior management and is in the process of developing a structured senior executive officer bonus plan to be finalized during 1997 where bonuses are contingent upon measured improvement in shareholder value.

Chief Executive Officer Compensation

     For the 1996 fiscal year, Larry J. Harris, the Chairman of the Board and Chief Executive Officer of the Company received $250,000 in salary and no bonus, the same as in the 1995 fiscal year. The Compensation Committee did not award Mr. Harris any stock-based compensation because, as one of the Company's largest shareholders, the Compensation Committee believed that Mr. Harris' interests were already aligned with those of the shareholders of the Company.

Executive Officer Compensation

     In April 1996, William Carl Drew was employed as the Company's Vice President of Finance and Chief Financial Officer. In November 1996, William Walton was promoted to the position of Vice President of Operations of the Company. The Company's President, Chief Financial Officer, Vice President of Operations and Vice President of Real Estate & Development were compensated in 1996 based upon individual and separately negotiated terms and conditions of employment. For 1996, the Compensation Committee granted 30,000 stock options to the Company's Chief Financial Officer and 20,000 stock options to the Company's Vice President of Operations.

     Nicholas A. Castaldo, the President and Chief Operating Officer of the Company, is compensated pursuant to his employment agreement which was entered into in September 1995. The agreement covers an initial term expiring on September 30, 1998 and may be extended by the Company for an additional two-year term expiring September 30, 2000. Pursuant to the agreement, Mr. Castaldo received a base annual salary at the rate of $250,000 for the period of employment in 1995 and during 1996. Mr. Castaldo is eligible for bonuses of up to 40% of his base salary based upon the achievement of certain individual and corporate performance objectives and received a $50,000 bonus for the 1996 fiscal year. Mr. Castaldo received 200,000 stock options and 25,000 restricted shares in 1995 in connection with his employment with the Company.

Stock Options

     During the 1996 fiscal year, the Company granted an aggregate of 90,000 options to purchase Common Stock to its executive officers. The grant was approved by the Compensation Committee, based upon a recommendation by the Company's Chief Executive Officer. All of the grants were at $4.50 per share which was higher than the market price of the Common Stock on the date of grant.

     In December 1993, the Internal Revenue Service issued proposed regulations concerning compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) generally disallows a public company's deduction for compensation to any one employee in excess of $1.0 million per year unless the compensation is pursuant to a plan approved by the company's shareholders. None of the Named Executive Officers presently receives, and the

Compensation Committee does not anticipate that any of such persons will receive, annual cash compensation in excess of the $1.0 million cap provided in
Section 162(m). Each of the Company's stock option and stock award plans is in compliance with the requirements of Section 162(m).

                                        Craig Nash
                                        Alan Vituli

                              CERTAIN TRANSACTIONS


RELATED PARTY AGREEMENT

     In December 1994, the Company entered into an exclusive franchise development agreement with Carrols Corporation, a privately held company which is the largest franchisee of Burger King. The agreement provides for the development of a minimum of 33 franchised restaurants over the next six years in an area encompassing the State of Ohio and the metropolitan areas of Lexington and Louisville, Kentucky. In June 1995, the Company extended the development schedule for these restaurants for a period of one year. Carrols Corporation has also been granted options for the development of franchised restaurants in Michigan and Toronto, Ontario, Canada. Alan Vituli, a director of the Company and a member of the Company's Compensation Committee, is the Chairman and Chief Executive Officer of Carrols Corporation. The Company received $120,000 in initial franchise fees during the 1994 fiscal year from Carrols Corporation. No payments were due or made during the 1995 fiscal year. In April 1997, the franchise development agreement with Carrols Corporation was terminated.

RELATED PARTY INDEBTEDNESS

     In connection with the acquisition of the Dadeland restaurant site in 1990, Verde Properties Limited Company, a Florida limited liability company owned, in part, by Larry and Stuart Harris ("Verde Properties"), borrowed an aggregate of $700,000 from a financial institution, which loan was secured by a guarantee and a pledge of certain assets of the Company, and the personal guarantees of certain of the Company's shareholders, including Larry and Stuart Harris. In November 1993 Verde Properties refinanced the loan and the Company was released from its guarantee; however, the pledged assets of the Company were not released as collateral for the loan.

RELATED PARTY LEASES

     The Company leases the land on which its Dadeland restaurant is located from Verde Properties. The lease expires in 2009, subject to two five-year renewal periods at the Company's option. The lease provides for a monthly rental of $8,050 in 1996 and $8,050 in 1997, plus sales tax, increasing every five years to $10,646 per month for the final five-year period of the initial term, and obligates the tenant to pay real estate taxes. Under the terms of the lease, the Company paid rents to Verde Properties of $91,350 in the fiscal year ended December 31, 1995 and $96,600 in the fiscal year ended December 29, 1996.

     The Company believes that the terms of the foregoing arrangements are at least as favorable as those that it could obtain from non-affiliated third parties. All business transactions with affiliates of the Company require the approval of a majority of the Company's non-employee directors and must be on terms no less favorable than could be obtained from non-affiliated third parties.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return on The NASDAQ Composite Stock Index and The Media General Restaurant Industry Stock Index commencing on October 19, 1993 (the first day the Common Stock began trading on The NASDAQ Stock Market) and ended December 29, 1996. The graph assumes a $100 investment on October 19, 1993 in each of Pollo Tropical, Inc. Common Stock, The Nasdaq Stock Market Index, and the Media General Restaurant Index.


                               10/19/93   12/31/93   12/30/94   12/29/95   12/29/96
                               --------   --------   --------   --------   --------
Pollo Tropical, Inc.             $100       $102        $50       $ 22       $ 11
Nasdaq Stock Market Index        $100       $101        $99       $140       $172
Media General Restaurant Index   $100       $103        $93       $127       $128



SECTION 16(A) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports that they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with, except that Messrs. Miller, Nash and Vituli filed their Statements of Changes of Beneficial Ownership of Securities on Form 4 late with respect to options granted pursuant to the 1995 Directors' Plan on May 31, 1996, and Messrs. Drew, Walton and Wilhite filed their Initial Statements of Beneficial Ownership of Securities on Form 3 late.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, independent public accountants, served as the Company's independent public accountants for the fiscal year ended December 29, 1996. The Board of Directors, on the recommendation of the Company's Audit Committee, has selected Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year ending December 28, 1997. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.


                                 OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1998 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later January 15, 1998.

                                          By Order of the Board of Directors,

                                          /s/ Larry J. Harris
                                          --------------------------
                                          LARRY J. HARRIS
                                          Chairman of the Board and
                                          Chief Executive Officer
Miami, Florida
April 28, 1997

                                                                    Appendix A

                              POLLO TROPICAL, INC.
                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned, a shareholder of POLLO TROPICAL, INC., a Florida corporation (the "Company"), hereby appoints Larry J. Harris and Stuart I. Harris, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of the Company owned of record by the undersigned at the close of business on March 31, 1997 at the Annual Meeting of Shareholders of the Company to be held at the Dadeland Marriott Hotel, 9090 South Dadeland Boulevard, Miami, Florida, on May 22, 1997 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     The Board of Directors unanimously recommends a vote FOR each proposal.


1.   ELECTION OF DIRECTORS

           STUART I. HARRIS     RONALD L. MILLER     CLAYTON E. WILHITE


     [  ]  VOTE FOR all nominees listed,       [  ] WITHHOLD AUTHORITY TO VOTE
             except authority to vote               for all nominees
             withheld from the following
             nominees (if any)__________.


2. Ratify the reappointment of Arthur Andersen LLP as the Company's independent public accountants.

     [  ]  VOTE FOR             [  ]  VOTE AGAINST            [  ]  ABSTAIN


3. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.



                               (SEE REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)


     Please date, sign and mail your proxy card back as soon as possible!

                        Annual Meeting of Shareholders

                             POLLO TROPICAL, INC.

                                 May 22, 1997

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

     The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1997 Annual Meeting and (2) the Proxy Statement.


                                    Dated: ______________________________, 1997


                                    ___________________________________________
                                    (Signature)


                                    ___________________________________________
                                    (Signature if held jointly)



         IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.